UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2012

Date of Report (Date of Earliest Event Reported)

PACWEST BANCORP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, California 90067

(Address of Principal Executive Offices)(Zip Code)

(310) 286-1144

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On April 30, 2012, PacWest Bancorp announced that its wholly owned subsidiary, Pacific Western Bank, had entered into a definitive agreement and plan of merger to acquire all of the outstanding common stock and restricted stock of American Perspective Bank for $58.1 million in cash, or $13.00 per share for each share of common stock of American Perspective Bank.

The board of directors of each company has approved this transaction.  The acquisition of American Perspective Bank by Pacific Western Bank is subject to customary conditions, including the approval of American Perspective Bank’s shareholders and bank regulatory authorities, and is expected to close in the third quarter of 2012.  Immediately following the completion of the acquisition, it is anticipated that American Perspective Bank will be merged with and into Pacific Western Bank.

A copy of the April 30, 2012 press release announcement is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01

(d)  Exhibits.

Exhibit No.	Description
99.1	Copy of April 30, 2012 press release announcing that Pacific Western Bank had signed a definitive agreement to acquire American Perspective Bank for $58.1 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: May 2, 2012	By:	/s/ Lynn M. Hopkins
		Name:	Lynn M. Hopkins
		Title:	Executive Vice President